CERTIFICATE OF OWNERSHIP AND MERGER

OF

PRECISION AEROSPACE COMPONENTS, INC.
(a Delaware corporation)

INTO

JORDAN 1 HOLDINGS COMPANY
(a Delaware corporation)

Under Section 253 of the Delaware General Corporation Law

The undersigned corporation does hereby certify as follows:

FIRST:  Jordan 1 Holdings Company (the "Corporation") is a business corporation of the State of Delaware. The Certificate of Incorporation was filed with the Secretary of State on December 28, 2005.

SECOND:  The Corporation is the owner of all of the outstan-ding shares of the stock of Precision Aerospace Components, Inc. which is also a business corporation of the State of Delaware.

THIRD:  On July 24, 2006, the Board of Directors of the Corporation adopted the following resolutions to merge Precision Aerospace Components into the Corporation:

RESOLVED that Precision Aerospace Components be merged into this Corporation, and that all of the estate, property, rights, privileges, powers and franchises of Precision Aerospace Components be vested in and held and enjoyed by this Cor-poration as fully and entirely and without change or diminution as the same were before held and enjoyed by Precision Aerospace Components in its name; and further

RESOLVED that this Corporation shall assume all of the obligations of Precision Aerospace Components; and further

RESOLVED,that the officers of this Corporation be, and they and each of them hereby is, authorized, empowered and instructed to file a Certificate of Ownership and Merger of Precision Aerospace Components into this Corporation pursuant to Section 253 of the Delaware General Corporation Law and to take such other action as they may deem necessary or advisable in order to effect the merger of into this Corporation, the taking of such action to be conclusive evidence as to the necessity or advisability therefor; and further

RESOLVED, that this Corporation shall change its name to Precision Aerospace Components, Inc. upon the effectiveness of the Merger; and further

RESOLVED, that the merger of Precision Aerospace Components shall be effective upon filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware; and further

RESOLVED, that the officers of this Corporation be, and they hereby are, authorized and empowered to certify as to the adoption of any or all of the foregoing resolutions.

Dated: July 24, 2006

JORDAN 1 HOLDINGS COMPANY

By: /s/ Robert P. Moyer
Robert P. Moyer. Chief Executive Officer